As filed with the Securities and Exchange Commission on March 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	5084	20-5956993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Levitt

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share

(1)	An indeterminate amount of shares of common stock to be offered at indeterminate prices from time to time is being registered pursuant to this registration statement.
(2)	In accordance with Rule 456(b) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Pursuant to Rule 457(p) of the Securities Act, $55,453.60 of the registration fees previously paid by the registrant under the shelf registration statement on Form S-3 (Registration No. 333-184341), which was declared effective by the Securities and Exchange Commission on October 23, 2012, relate to securities which remain unsold as of this date, and remain available. Such fees will be offset against registration fees to become due under offerings of common stock that may hereinafter be made under this registration statement.

MRC Global Inc.

Common Stock

We may offer and sell, from time to time, in one or more offerings shares of our common stock, par value $0.01 per share. In addition, selling stockholders to be identified in supplements to this prospectus may offer and sell shares of our common stock from time to time.

The common stock may be offered or sold by us or any selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “MRC.” As of February 27, 2013, the closing price of our common stock was $30.97.

This prospectus describes the general manner in which common stock may be offered and sold by either us or any selling stockholder. We will provide supplements to this prospectus describing the specific manner in which we or any selling stockholder may offer and sell the common stock to the extent required by law. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We or any selling stockholder may sell common stock to or through underwriters, dealers or agents in one or more transactions. The names of any underwriters, dealers or agents involved in the sale of any common stock and the specific manner in which it may be offered will be set forth in the prospectus supplement covering that sale to the extent required by law. Selling stockholders may also use this prospectus to distribute shares of common stock to its shareholders, members or partners pursuant to an in-kind distribution.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 22, 2013 (which document is incorporated by reference herein), as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we or certain selling stockholders to be identified in supplements to this prospectus may, from time to time, sell shares of our common stock in one or more offerings.

In this prospectus, all references to the “Company,” “MRC,” “we,” “us” and “our” refer to MRC Global Inc., a Delaware corporation, and its consolidated subsidiaries.

When either we or any selling stockholders sell common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

MRC GLOBAL INC.

We are the largest global industrial distributor of pipe, valves and fittings (“PVF”) and related products and services to the energy industry based on sales and hold a leading position in our industry across each of the upstream (exploration, production and extraction of underground oil and natural gas), midstream (gathering and transmission of oil and natural gas, natural gas utilities and the storage and distribution of oil and natural gas) and downstream (crude oil refining, petrochemical processing and general industrials) sectors. We offer more than 175,000 stock keeping units (“SKUs”), including an extensive array of PVF, oilfield supply, automation, instrumentation and other general and specialty industry supply products from our over 18,000 suppliers. We operate in three segments consisting of our U.S., Canadian, and International operations. Through our U.S., Canadian and International segments, we serve our more than 18,000 customers through over 400 service locations throughout North America, Europe, Asia and Australasia. We are diversified by geography, the industry sectors we serve and the products we sell.

Our PVF and oilfield supplies are used in mission critical process applications that require us to provide a high degree of product knowledge, technical expertise and comprehensive value added services to our customers. We seek to provide best-in-class service and a one-stop shop for our customers by satisfying the most complex, multi-site needs of many of the largest companies in the energy and industrial sectors as their primary PVF supplier. We provide services such as product testing, manufacturer assessments, multiple daily deliveries, volume purchasing, inventory and zone store management and warehousing, technical support, just-in-time delivery, truck stocking, order consolidation, product tagging and system interfaces customized to customer and supplier specifications for tracking and replenishing inventory, which we believe result in deeply integrated customer relationships. We believe the critical role we play in our customers’ supply chain, together with our extensive product offering, broad global presence, customer-linked scalable information systems and efficient distribution capabilities, serve to solidify our long-standing customer relationships and drive our growth. As a result, we have an average relationship of over 20 years with our largest 25 customers.

MRC Global Inc. was incorporated in Delaware on November 20, 2006. Our principal executive office is located at 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010. Our telephone number is (877) 294-7574. Our website address is http://www.mrcglobal.com. Information contained on our website or on other external websites mentioned throughout this prospectus is expressly not incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before deciding to invest in our common stock. See “Incorporation By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein contain forward-looking statements, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, and estimates and projections of future activity and trends in the oil and natural gas industry. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations, which involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” in this prospectus and other factors in any prospectus supplement and the documents incorporated by reference herein or therein, that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	decreases in oil and natural gas prices;

•	decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

•	increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels;

•	U.S. and international general economic conditions;

•	our ability to compete successfully with other companies in our industry;

•	the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industry sectors we serve;

•	unexpected supply shortages;

•	cost increases by our suppliers;

•	our lack of long-term contracts with most of our suppliers;

•	increases in customer, manufacturer and distributor inventory levels;

•	suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline;

•	decreases in steel prices, which could significantly lower our profit;

•	increases in steel prices, which we may be unable to pass along to our customers which could significantly lower our profit;

•	our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes;

•	changes in our customer and product mix;

•	risks related to our customers’ creditworthiness;

•	the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits;

•	the success of our acquisition strategies;

•	our significant indebtedness;

•	the dependence on our subsidiaries for cash to meet our debt obligations;

•	changes in our credit profile;

•	a decline in demand for certain of the products we distribute if import restrictions on these products are lifted;

•	environmental, health and safety laws and regulations and the interpretation or implementation thereof;

•	the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation;

•	product liability claims against us;

•	pending or future asbestos-related claims against us;

•	the potential loss of key personnel;

•	interruption in the proper functioning of our information systems;

•	loss of third-party transportation providers;

•	potential inability to obtain necessary capital;

•	risks related to adverse weather events or natural disasters;

•	impairment of our goodwill or other intangible assets;

•	changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate;

•	adverse changes in political or economic conditions in the countries in which we operate;

•	exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;

•	risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;

•	the operation of our Company as a “controlled company”;

•	the impact on us of the SEC’s move towards convergence with IFRS; and

•	the occurrence of cybersecurity incidents.

Undue reliance should not be placed on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimate and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any estimate or forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

USE OF PROCEEDS

We will specify the use of net proceeds from the sale of our common stock that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders to be identified in supplements to this prospectus, or their respective pledgees, donees, transferees or other successors in interest. Such selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share, the rights and preferences of which our board of directors may establish from time to time. As of February 27, 2013, there were 101,620,109 outstanding shares of common stock (excluding 134,211 shares of non-vested restricted stock) and no outstanding shares of preferred stock. As of February 27, 2013, there were 77 record holders of our common stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by our amended and restated certificate of incorporation and bylaws and by the provisions of applicable Delaware law. The amended and restated certificate of incorporation and bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012. You should read the amended and restated certificate of incorporation and bylaws for the provisions that are important to you.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters that our stockholders vote upon, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that our board of directors may declare. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.

Our common stock is represented by certificates, unless our board of directors adopts a resolution providing that some or all of our common stock shall be uncertificated. Any resolution will not apply to any shares of common stock that are already certificated until the shares are surrendered to us.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. We have no current intention to issue any shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control without further action by the stockholders.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent Delaware law permits. The effect of these provisions is to eliminate the rights of our Company and our stockholders, through stockholders’ derivative suits on behalf of our Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent Delaware law permits. We have entered into indemnification agreements with our current directors and officers. We also maintain directors and officers insurance.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that Goldman, Sachs & Co. and its affiliates have no obligation to offer us any opportunity to participate in business opportunities presented to any of them, even if the opportunity is one that we might reasonably have pursued, and that neither Goldman, Sachs & Co. nor its affiliates will be liable to us or our stockholders for breach of any duty by reason of any of these activities unless, in the case of any person who is a director or officer of our Company, the business opportunity is expressly offered to the director or officer in writing solely in his or her capacity as an officer or director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Business Combinations with Interested Stockholders

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any antitakeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 beginning on the date that Goldman, Sachs & Co. and its affiliates first cease to beneficially own at least 15% of our common stock. However, our amended and restated certificate of incorporation exempts Goldman, Sachs & Co. and its affiliates, and any persons to whom they sell shares of their common stock (other than persons buying shares in a registered public offering of common stock), from the effect of those provisions.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and bylaws provide that any director or our entire board of directors may be removed with or without cause by the affirmative vote of at least 75.0% of all shares then entitled to vote at an election of directors. Our amended and restated certificate of incorporation and bylaws also provide that any vacancies on our board of directors will be filled by the affirmative vote of a majority of our board of directors then in office, even if less than a quorum, or by a sole remaining director.

Voting

Stockholders holding a majority of our common stock, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided under our amended and restated certificate of incorporation or under our amended and restated bylaws.

At any stockholder meeting for which notice of the meeting was delivered to stockholders prior to the date that Goldman, Sachs & Co. and its affiliates cease to beneficially own at least 15% of the outstanding shares of our common stock, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy. At any stockholder meeting for which notice of the meeting was delivered to stockholders on or after the date that Goldman, Sachs & Co. and its affiliates cease to beneficially own at least 15% of the outstanding shares of our common stock, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election (unless the election is contested, in which case the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy will decide the election). The affirmative vote of a majority of the shares of our common stock present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case the specific provision will control.

Action by Written Consent

Our amended and restated certificate of incorporation and bylaws provide that stockholder action cannot be taken by written consent.

Ability to Call Special Meetings

Our amended and restated certificate of incorporation and bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors. Stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Amending Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that our certificate of incorporation may generally be amended by the affirmative vote of a majority of our board of directors and by the affirmative vote of the majority of all shares of our stock then entitled to vote at any annual or special meeting of stockholders. However, our amended and restated certificate of incorporation also provides that the affirmative vote of at least 75.0% of the outstanding shares of our common stock is required to amend the provisions in our amended and restated certificate of incorporation relating to corporate opportunities, business combinations with significant shareholders, amendments to the amended and restated certificate of incorporation and bylaws and limitation on liability and indemnification of officers and directors.

In addition, our amended and restated certificate of incorporation and bylaws provide that our bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of our board of directors, or, when a quorum is present at any stockholder meeting, by the affirmative vote of at least 75.0% of the voting power of our stock entitled to vote thereon.

Advance Notice Provisions for Stockholders

To nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than 120 calendar days and not later than 90 calendar days before the first anniversary of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our amended and restated bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 30 days after the anniversary date, notice by a stockholder to be timely must be so delivered not earlier than 120 calendar days before the date of the annual meeting and not later than 90 calendar days before the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the tenth day following the date on which public announcement of the date of the meeting is first made by the Company. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder’s notice as described above.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MRC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

General

We or any selling stockholders may sell shares of our common stock covered by this prospectus from time to time using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by us or any selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We or any selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from us or any selling stockholders for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

If we or any selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we or any such selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase our common stock will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered if any of the shares of our common stock are purchased.

In effecting sales, brokers or dealers engaged by us or any selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or any selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We or any selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

We or any selling stockholders may sell shares of our common stock directly to purchasers. In this case, we or any such selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by any stockholder. We cannot assure you that any selling stockholder will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We or any selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us or any such selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock offered by this prospectus will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of MRC Global Inc. as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, appearing in MRC Global Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 22, 2013;

•	our Current Reports on Form 8-K, filed on January 3, 2013 and January 4, 2013;

•	part III of our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed on October 9, 2012; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 28, 2012.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

MRC Global Inc.

2 Houston Center, 909 Fannin, Suite 3100

Houston, Texas 77010

Attention: Corporate Secretary

Telephone: (877) 294-7574

You should rely only on the information contained or incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: MRC), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.mrcglobal.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the common stock being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$225,500
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Transfer agent fees	$(2)
Printing and engraving expenses	$(2)
Miscellaneous expenses	$(2)

Total	$(2)

(1)	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

(2)	The amount of these expenses is not presently known, other than the FINRA filing fee.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The registrant’s board of directors has approved a form of indemnification agreement for its directors and officers and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements with the registrant to give the registrant’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into between the registrant and each of its current and future directors and officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

MRC Global Inc. and its subsidiaries are covered by liability insurance policies that indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The Registration Rights Agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

In connection with an offering of the common stock registered hereunder, the registrant may enter into an underwriting agreement, which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.    Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page hereof, which is incorporated by reference into this Item 16.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 4th day of March, 2013.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew R. Lane, James E. Braun and Daniel J. Churay, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments (including registration statements pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2013

/s/ James E. Braun James E. Braun	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2013

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2013

/s/ Leonard M. Anthony Leonard M. Anthony	Director	March 4, 2013

/s/ Rhys J. Best Rhys J. Best	Director	March 4, 2013

/s/ Peter C. Boylan III Peter C. Boylan III	Director	March 4, 2013

/s/ Henry Cornell Henry Cornell	Director	March 4, 2013

/s/ Christopher A.S. Crampton Christopher A.S. Crampton	Director	March 4, 2013

/s/ John F. Daly John F. Daly	Director	March 4, 2013

/s/ Craig Ketchum Craig Ketchum	Director	March 4, 2013

/s/ Gerard P. Krans Gerard P. Krans	Director	March 4, 2013

/s/ Dr. Cornelis A. Linse Dr. Cornelis A. Linse	Director	March 4, 2013

/s/ John A. Perkins John A. Perkins	Director	March 4, 2013

/s/ H.B. Wehrle, III H.B. Wehrle, III	Director	March 4, 2013

EXHIBIT INDEX

Number	Exhibit Title

1.1*	Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on April 17, 2012).

3.2	Amended and Restated Bylaws of MRC Global Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on April 17, 2012).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 of MRC Global Inc. (No. 333-178980), filed with the SEC on March 28, 2012..

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the shares of common stock to be sold by the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

*	To be filed, if necessary, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.